Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Class A Common Stock
of
Optimum Communications, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 30, 2026,
UNLESS CSC INVESTMENTS II LLC EXTENDS OR EARLIER TERMINATES THE OFFER
(SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase, dated June 1, 2026 (the “Offer to Purchase”) and, together with the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”) this form must be used to accept the Offer if (1) certificates representing your shares of Class A Common Stock, par value $0.01 per share, of Optimum Communications, Inc., a Delaware corporation, are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

If delivering by express mail, courier,
or other expedited service:

1110 Centre Pointe Curve
Suite # 101
Mendota Heights, MN 55120
Attn: Onbase — Reorganization Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or by facsimile transmission, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to CSC Investments II, the Information Agent or The Depository Trust Company (“DTC”) will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to CSC Investments II, at the price per share, on the terms and subject to the conditions, each as set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of shares to be tendered:         shares.

ODD LOTS

(See Section 1 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

Under certain conditions, stockholders holding fewer than 100 shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Box 7 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon CSC Investments II purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by CSC Investments II pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: ______________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, CSC Investments II may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY
MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON
THE FOLLOWING PAGE COMPLETED

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Signature(s):

Dated:         , 2026

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at DTC:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in valid form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within one business day (as defined in the Offer to Purchase) after the Expiration Time.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:         , 2026

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH
YOUR LETTER OF TRANSMITTAL.